Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yijia Group Corp (the “Company”) on Form 10-Q for the quarter ended January 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Qiuping Lu, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 11, 2024

By:	/S/ Qiuping Lu
Name: Qiuping Lu
Title: Chief Executive Officer (Principal Executive Officer)